EXHIBIT 14

                            THE SERVICEMASTER COMPANY

                            FINANCIAL CODE OF ETHICS
       (approved by Governance and Nominating Committee on March 4, 2004)


ServiceMaster is committed to maintaining high standards related to our accounting and reporting processes and internal accounting controls. This commitment must be supported by the high ethical standards of our financial employees. This Financial Code of Ethics embodies these principles and has been approved pursuant to ServiceMaster's Financial Code of Ethics Policy.

While ServiceMaster expects all financial employees to adhere to these principles, our financial leaders play a key role in ensuring compliance with these principles. As such, individuals holding the following positions shall acknowledge in writing his or her responsibility for adherence to the Financial Code of Ethics:

o        Chief Executive Officer
o        President
o        Chief Financial Officer
o        Controller
o        Assistant Controller(s)
o        Treasurer
o        Business Unit President
o        Business Unit Chief Financial Officers
o Other key financial or accounting employee as may be designated by the Chief Executive Officer, President or Chief Financial Officer
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As an employee covered by this Financial Code of Ethics, I will:

o Act with honesty and integrity in my professional relationships. I will promote and be an example of ethical behavior as a responsible partner among my peers and subordinates in the work environment;

o Avoid conflicts of interest. In doing so, I will ethically handle any actual or apparent conflict of interest in personal and professional relationships and will promptly disclose to the ServiceMaster General Counsel the nature of any transaction or relationship that reasonably could be expected to give rise to such a conflict of interest;

o Provide full, fair, accurate, timely and understandable financial disclosures in documents filed with, or submitted to, the Securities and Exchange Commission, any other government agency or self-regulatory organization, or used in other public communications. Any accounting records for which I am responsible that underlie the financial statements included in these disclosures will be prepared in accordance with generally accepted accounting principles applied consistently with the principles used to prepare the audited financial statements;


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o        Comply with applicable laws, rules and regulations of federal, state, provincial and local governments, the Securities and Exchange Commission, the New York Stock Exchange, and other applicable private and public regulatory agencies;

o Act in good faith, responsibly, with due care, competence and diligence, and without misstating, misrepresenting or omitting material facts or circumstances or allowing my independent judgment to be subordinated;

o Maintain the confidentiality of information acquired in the course of my work, except where disclosure is authorized and appropriate to carry out my assigned responsibilities, or where I am otherwise legally obligated to disclose such information. I will not use confidential information acquired in the course of my work for personal advantage;

o Responsibly use and control assets and other resources employed or entrusted to my supervision;

o Maintain professional skills and share knowledge with my peers and subordinates to enable me to carry out my assigned responsibilities and obligations;

o Not improperly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of the ServiceMaster financial statements or accounting books and records;

o Report questionable accounting, internal accounting control, auditing or fraud matters, or allegations of non-compliance with this Financial Code of Ethics to management. If I do not feel that any such issues raised have been resolved appropriately, I will report my concerns to any member of the ServiceMaster Board of Directors, or by using the Compliance Helpline as provided in the ServiceMaster Code of Ethics and Business Conduct; and

o Be accountable for my actions and decisions. I acknowledge that failure to adhere to this Financial Code of Ethics or to the ServiceMaster Code of Ethics and Business Conduct may result in disciplinary action, up to and including termination.




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Signature                                    Business Unit


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Name                                         Date


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Title

NOTE - A signed copy of this Financial Code of Ethics for each of the applicable employee, as listed above, must be returned by regular mail or facsimile to Sandy Groman with the ServiceMaster Legal Department, 3250 Lacey Road, Suite 600, Downers Grove, IL 60515 (Fax: 630-663-2020).